Exhibit 5.1

Charles J. Bair +1 858 550 6142 cbair@cooley.com

October 5, 2018

Allogene Therapeutics, Inc.

210 East Grand Avenue

South San Francisco, CA 94080

Ladies and Gentlemen:

You have requested our opinion, as counsel to Allogene Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement (No. 333-227333) on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission, including a related prospectus filed with the Registration Statement (the “Prospectus”), covering an underwritten public offering of up to 18,400,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001, including up to 2,400,000 Shares that may be sold pursuant to the exercise of an option to purchase additional shares. The term “Shares” shall include any additional shares of common stock registered by the Company pursuant to 462(b) under the Securities Act of 1933, as amended, in connection with the offering contemplated by the Registration Statement. All of the Shares are to be sold by the Company as described in the Registration Statement and the Prospectus.

In connection with this opinion, we have (i) examined and relied upon (a) the Registration Statement and the Prospectus, (b) the Company’s Amended and Restated Certificate of Incorporation and Bylaws, each as amended, as currently in effect, (c) the Company’s Amended and Restated Certificate of Incorporation, filed as Exhibit 3.2 to the Registration Statement (the “Post-IPO Certificate”), and the Company’s Amended and Restated Bylaws, filed as Exhibit 3.4 to the Registration Statement, each of which will be in effect immediately prior to the closing of the offering contemplated by the Registration Statement, and (d) the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below and (ii) assumed that the Shares to be sold to the underwriters by the Company will be sold at a price and on terms established by the Board of Directors of the Company or a duly constituted pricing committee thereof in accordance with Section 153 of the Delaware General Corporation Law. We have undertaken no independent verification with respect to such matters. We have assumed the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies and the due execution and delivery of all documents (other than by the Company) where due execution and delivery are a prerequisite to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not sought independently to verify such matters.

Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware. We express no opinion as to whether the laws of any particular jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing, and in reliance thereon, and subject to and following the filing of the Post-IPO Certificate, we are of the opinion that the Shares, when sold and issued against payment therefor as

Cooley LLP 4401 Eastgate Mall San Diego, CA 92121

t: (858) 550-6000 f: (858) 550-6420 cooley.com

Allogene Therapeutics, Inc.

October 5, 2018

Page Two

described in the Registration Statement and the Prospectus, will be validly issued, fully paid and non-assessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

Cooley LLP

By:	/s/ Charles J. Bair
Charles J. Bair

Cooley LLP 4401 Eastgate Mall San Diego, CA 92121

t: (858) 550-6000 f: (858) 550-6420 cooley.com